Exhibit 5

Walter S. Foster
     1878-1961
Richard B. Foster
     1908-1996
Theodore W. Swift
     1928-2000
John L. Collins
     1926-2001

Webb A. Smith
Allan J. Claypool
Gary J. McRay
Stephen I. Jurmu
Scott A. Storey
Charles A. Janssen
Charles E. Barbieri
James B. Jensen, Jr.
Scott L. Mandel
Michael D. Sanders
Sherry A. Stein
Brent A. Titus
Robert E. McFarland
Stephen J. Lowney
Jean G. Schtokal
Brian G. Goodenough
Matt G. Hrebec
Eric E. Doster
Melissa J. Jackson
Steven H. Lasher
Nancy L. Kahn
Deanna Swisher
Alan G. Gilchrist
Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Donald E. Martin
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Bruce A. Vande Vusse
Lynwood P. VandenBosch
Lawrence Korolewicz
James B. Doezema
Alan T. Rogalski
Francis G. Seyferth
Paul P. Asker
Anne M. Seurynck
Richard L. Hillman
Steven L. Owen
Jennifer Kildea Dewane
John P. Nicolucci
Francis C. Flood
Michael D. Homier
Keith A. Castora
Randall L. Harbour
David M. Lick
Deborah J. Williamson
Rebecca S. Davies
Gary E. Perlmuter
Scott H. Hogan
Richard C. Kraus
Benjamin J. Price
Ronald D. Richards, Jr.
Frank T. Mamat
Glen A. Schmiege
Michael G. Harrison
Frederick B. Bellamy
Gilbert M. Frimet
Mark J. Colon
Peter R. Tolley
Craig R. Petersen
George L. McCargar, III
Kirsten M. McNelly
Joseph E. Kozely
Pamela C. Dausman
Terrence G. Quinn
Dana M. Bennett
Radhika P. Drake
Todd W. Hoppe
Sarah J. Gabis
Eleanore M. Schroeder
Philip E. Hamilton
John W. Inhulsen
Andrew C. Vredenburg
Amanda Garcia-Williams
Zachary W. Behler
Christopher W.
Braverman
Derek A. Walters
Alexander A. Ayar
Johanna M. Novak
Regina C. Goshorn
Joshua K. Richardson
Cole M. Young
Joel C. Farrar
Samuel J. Frederick
Sheralee S. Hurwitz

Of Counsel
Lawrence B. Lindemer
David VanderHaagen
Allan O. Maki

Phone: (517) 371-8100	Fax: (517) 371-8200	Reply To: Lansing
June 2, 2008
Isabella Bank Corporation
200 East Broadway
Mt. Pleasant, MI 48858
Ladies and Gentlemen:
RE:      Registration Statement on Form S-8
In connection with the proposed registration of 30,000 shares of common stock of Isabella Bank Corporation (the “Company”) covered by the above-captioned Registration Statement, we have examined the Company’s Articles of Incorporation, Bylaws, Corporate Minute Book and the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.
Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:
1.	The Company has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.
2.	The 30,000 shares of common stock covered by this Registration Statement have been legally authorized and when such shares have been duly delivered to employees against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.
This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit.
Very truly yours,
FOSTER, SWIFT, COLLINS & SMITH, P.C.
/s/ Foster, Swift, Collins & Smith, P.C.